DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Annual Period Ended September 30, 2012

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 866253: v1

WS: MFG_Philadelphia: 866253: v1